================================================================================

                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.

                                HORIZON BANCORP
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                                             April 3, 2000



Dear Shareholder:

You are cordially invited to attend the 2000 Annual Meeting of Shareholders of Horizon Bancorp to be held at the Holiday Inn, 5820 South Franklin Street, Michigan City, Indiana on Thursday, May 4, 2000 at 10:00 a.m. (local time). To ensure that a quorum will be represented at the meeting, we encourage you to complete, sign, date and return your proxy promptly in the enclosed postage prepaid envelope. This will not limit your right to vote in person or to attend the meeting.

The Notice of Annual Meeting and the Proxy Statement on the following pages cover the business to come before the meeting, which will include election of directors. We urge you to read these materials carefully.

The Annual Report of Horizon Bancorp for the year ending December 31, 1999 is also enclosed. The Annual Report is not to be considered as proxy solicitation material.

We look forward to meeting our shareholders, and welcome the opportunity to discuss the business of your company with you.




/s/ Robert C. Dabagia                               /s/ Craig M. Dwight
Robert C. Dabagia                                   Craig M. Dwight
Chairman of the Board                               President

                                 HORIZON BANCORP
                               515 FRANKLIN SQUARE
                          MICHIGAN CITY, INDIANA 46360

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


To Our Shareholders:

NOTICE IS HEREBY GIVEN THAT PURSUANT TO THE CALL OF ITS DIRECTORS, the Annual Meeting of Shareholders of Horizon Bancorp will be held on THURSDAY, MAY 4, 2000, 10:00 A.M. (LOCAL TIME), AT THE HOLIDAY INN, 5820 SOUTH FRANKLIN STREET, MICHIGAN CITY, INDIANA, for the purpose of considering and voting upon the following matters:

1) The election of three (3) Directors to serve terms which will expire in 2003.

2) To transact such other business as may properly come before the meeting or any adjournment thereof.

Only shareholders of record at the close of business on April 3, 2000, the record date fixed by the Board of Directors, are entitled to notice of and to vote at the meeting.

Your attention is directed to the accompanying Proxy Statement and Proxy.


IMPORTANT - PLEASE MAIL YOUR PROXY PROMPTLY IN ORDER THAT THERE MAY BE PROPER REPRESENTATION AT THE MEETING. YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.


                                            By Order of the Board of Directors




                                            /s/Diana E. Taylor
                                            Diana E. Taylor
                                            Secretary/Treasurer


April 3, 2000

                                 HORIZON BANCORP
                               515 FRANKLIN SQUARE
                          MICHIGAN CITY, INDIANA 46360
                                 (219) 879-0211

                                  APRIL 3, 2000

                                 PROXY STATEMENT

                               GENERAL INFORMATION

This Proxy Statement is furnished to the shareholders of Horizon Bancorp ("Horizon") in connection with the solicitation by the Board of Directors of proxies to be voted at the Annual Meeting of Shareholders of Horizon to be held at the Holiday Inn, 5820 South Franklin Street, Michigan City, Indiana on Thursday, May 4, 2000 at 10:00 a.m. (local time), and at any adjournment thereof. This Proxy Statement and accompanying form of proxy have been mailed to shareholders on or about April 3, 2000.

Only shareholders of record as of April 3, 2000 will be entitled to notice of, and to vote at, the Annual Meeting. The voting securities of Horizon consist only of Common Stock, of which 689,458 shares were issued and outstanding on the record date. For the matters to be voted on at the Annual Meeting, each share of Horizon Common Stock is entitled to one vote.


EXERCISE AND VOTING OF PROXY

The enclosed proxy is designed to permit each shareholder of record of Horizon Common Stock at the close of business on April 3, 2000 to vote at the Annual Meeting. All properly executed proxies delivered pursuant to this solicitation will be voted at the meeting in accordance with the instructions of the shareholders given in the proxies. In the absence of any such instructions, the shares of Horizon Common Stock represented by proxy, will be voted FOR the election of the three nominees for directors. On other matters that may properly come before the meeting, this proxy will be voted, in their discretion, by the named Proxies. Management is not aware of any other matters to be presented at the meeting nor has it received notice from any shareholders of other matters to be addressed. Any proxy may be revoked at any time insofar as it has not been exercised, either by delivery to Horizon of a written revocation, by a duly executed proxy bearing a later date or by action of the shareholder at the meeting.

The nominees for election as directors of Horizon named in the Proxy Statement will be elected by a plurality of the votes cast. Action on other matters presented at the meeting will be approved if the votes cast in favor exceed the votes cast in opposition, unless a higher voting requirement is required. Abstentions or broker non-votes will not be voted for or against any items or other matters presented at the meeting.

The cost of soliciting proxies in the accompanying form will be borne by Horizon. In addition to solicitation by mail, proxies may be solicited personally or by telephone or facsimile or electronic mail, by certain directors, officers and employees of Horizon or Horizon Bank, N.A. ("Bank"), its subsidiary, who will not be specially compensated for such solicitation. No solicitation of proxies will be made by paid solicitors.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

To the best of the knowledge of Horizon, as of February 29, 2000, the following are the only beneficial owners of more than five percent (5%) of the outstanding shares of Horizon Common Stock, except as otherwise noted under Nominee's Standing for Election.


NAME & ADDRESS                                OUTSTANDING STOCK    PERCENTAGE OF OUTSTANDING STOCK
--------------                                -----------------    -------------------------------
Cede & Co.                                         199,753                     28.97%
Box #20
Bowling Green Station, NY 10004

Horizon Trust & Investment
    Management, N.A., as trustee                    85,399 (1)                 12.29%
P.O. Box 1125
Michigan City, IN 46361

First Bankers Trust Company, as trustee             65,844 (2)                 12.39%
2321 Koch's Lane
Quincy, IL  62301

Darhap & Co.                                        85,398 (3)                 12.39%
P.O. Box 1125
Michigan City, IN 46361

---------------------------------------------------------------------------------------------------

(1) Shares indicated as beneficially owned under Horizon's Employee Stock Ownership Plan ("ESOP"). These shares will be transferred to the Horizon Stock Bonus Plan in 2000.

(2) Shares indicated as beneficially owned under the Horizon's ESOP. These shares will be transferred to the Horizon Stock Bonus Plan upon termination of the ESOP in 2000.

(3) Shares indicated as beneficially owned are held by Darhap & Co. as nominee for Horizon Trust & Investment Management, N.A. (a subsidiary of Bank) for shares held for beneficiaries of trusts and estates, but excluding Horizon's Employee Stock Ownership Plan and Employees' Thrift Plan.


                              ELECTION OF DIRECTORS

The Articles of Incorporation of Horizon provide that the Board of Directors shall consist of three classes of directors. One class of directors is to be elected each year with terms extending to the third succeeding Annual Meeting after such election.

NOMINEES STANDING FOR ELECTION
TERMS TO EXPIRE IN 2003:

NAME, AGE AND
  YEAR FIRST                                                           SHARES BENEFICIALLY        PERCENT OF
ELECTED DIRECTOR (1)                 PRINCIPAL OCCUPATION                    OWNED  (2)             CLASS
--------------------                 ---------------------             --------------------       -----------
                                 Chairman and Chief Executive              27,590 (3)                3.87%
                                   Officer, Horizon and Chairman,
[PICTURE]                          Bank, since December 15, 1998;
                                   President and Chief Administrative
                                   Officer, Horizon and Bank from 1986
                                   to retirement on December 31, 1996

Robert C. Dabagia
   Age - 61
    1980


NOMINEES STANDING FOR ELECTION
TERMS TO EXPIRE IN 2003:

NAME, AGE AND
 YEAR FIRST                                                           SHARES BENEFICIALLY         PERCENT OF
ELECTED DIRECTOR (1)                 PRINCIPAL OCCUPATION                    OWNED  (2)             CLASS
--------------------                 --------------------             -------------------         -----------
                              President and Chief Executive Officer,         223                    0.03%
                               St. Anthony Memorial Health Centers
[PICTURE]

Bruce E. Rampage
   Age - 53


----------------------------------------------------------------------------------------------------------------
                                Vice President, Design Organization, Inc.    223                    0.03%


[PICTURE]


Spero W. Valavanis
    Age - 47


----------------------------------------------------------------------------------------------------------------

CONTINUING DIRECTORS
TERMS TO EXPIRE IN 2002:

  NAME, AGE AND
    YEAR FIRST                                                        SHARES BENEFICIALLY         PERCENT OF
ELECTED DIRECTOR (1)                 PRINCIPAL OCCUPATION                    OWNED  (2)             CLASS
--------------------                 --------------------              -------------------        ----------
                                     Retired  - Chancellor,                  1,153                  0.16%
                                       Purdue University
                                        - North Central


[PICTURE]


Dale W. Alspaugh
   Age - 67
     1986


CONTINUING DIRECTORS
TERMS TO EXPIRE IN 2002:

NAME, AGE AND
  YEAR FIRST                                                           SHARES BENEFICIALLY        PERCENT OF
ELECTED DIRECTOR (1)                 PRINCIPAL OCCUPATION                    OWNED  (2)             CLASS
--------------------                 --------------------              --------------------       ----------
                            President and Chief Administrative             6,232 (4)               0.88%
                              Officer, Horizon and President and
                              Chief Executive Officer, Bank
[PICTURE]                     since December, 1998; Executive
                              Vice President and Chief Executive
                              Officer, Horizon and Bank since
                              October, 1998; Vice President and
Craig M. Dwight               Senior Lender, Bank since 1997;
  Age - 43                    Vice President and Senior Commercial
  1999 (5)                    Lender, Bank since 1990

----------------------------------------------------------------------------------------------------------------
                                    Pathologist, Pathology                   3,750                 0.53%
                                     Consultants, Inc.


[PICTURE]

 Robert E. McBride, M.D.
        Age - 60
          1984

-------------------------------------------------------------------------------------------------------------------
                              Farmer                                           349                 0.05%


[PICTURE]


Gene L. Rice
  Age - 67
    1979

-------------------------------------------------------------------------------------------------------------------


CONTINUING DIRECTORS
TERMS TO EXPIRE IN 2001:

NAME, AGE AND
  YEAR FIRST                                                         SHARES BENEFICIALLY          PERCENT OF
ELECTED DIRECTOR (1)                 PRINCIPAL OCCUPATION                    OWNED  (2)             CLASS
--------------------                 --------------------            -------------------          -----------
                              Financial consultant; former publisher           855                 0.12%
                               of Michigan City News-Dispatch
                               (local newspaper)

[PICTURE]


George R. Averitt
   Age - 68
     1973


CONTINUING DIRECTORS
TERMS TO EXPIRE IN 2001:

NAME, AGE AND
  YEAR FIRST                                                          SHARES BENEFICIALLY         PERCENT OF
ELECTED DIRECTOR (1)                 PRINCIPAL OCCUPATION                    OWNED  (2)             CLASS
--------------------                 ---------------------            -------------------         ----------
                                    Owner/Broker, Century 21                   624                 0.09%
                                      1st Team, Inc.

[PICTURE]



Larry N. Middleton, Jr.
      Age - 47
       1995

-------------------------------------------------------------------------------------------------------------------
                                    Executive Vice President,                  223                 0.03%
                                      McKee Group

[PICTURE]




Susan D. Sterger
    Age - 45
      1995

-------------------------------------------------------------------------------------------------------------------
                                    President - Bearing Division              223                  0.03%
                                     Emerson Power Transmission Corp.


[PICTURE]



Robert E. Swinehart
     Age - 57
       1998

-------------------------------------------------------------------------------------------------------------------

(1) The date indicated in this column reflects the year the person listed was first elected as a director of Horizon or one of the predecessors of Bank, namely Citizens Bank of Michigan City ("Citizens Bank") and First Merchants National Bank ("First Bank").

(2) The information shown regarding shares beneficially owned is based upon information furnished to Horizon by the individuals listed. The nature of beneficial ownership, unless otherwise noted, represents sole or shared voting or investment power.

(3) Shares indicated as beneficially owned by Mr. Dabagia include 12,000 shares of vested stock options granted under the 1987 Stock Option and Stock Appreciation Rights Plan ("1987 Plan") of Horizon.

(4) Shares indicated as beneficially owned by Mr. Dwight include 1,200 shares of vested stock options granted under the 1987 Stock Option and Stock Appreciation Rights Plan ("1987 Plan") of Horizon, 2,100 shares of vested stock options granted under the 1997 Stock Option and Stock Appreciation Rights Plan ("1997 Plan") of Horizon and 2,932 shares held by the Horizon Employee Stock Ownership Plan ("ESOP").

(5) Mr. Dwight was appointed by the Board of Directors on December 15, 1998 to fulfill the unexpired term of a director who resigned and then elected to the Board for a full term in 1999.

Information regarding shares beneficially owned is as of February 29, 2000. As of February 29, 2000, directors, nominees and executive officers, as a group (16, including above 11 individuals), beneficially owned 51,157 shares (including 17,500 shares exercisable under stock options), 7.18% of the shares outstanding.

BOARD RECOMMENDATION

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES. It is intended that the proxies given to the persons named in the accompanying form of proxy will, unless otherwise indicated therein, be voted FOR the election of the nominees named above. Although management has no reason to believe that any nominee will be unable to serve, in the event any nominee should become unavailable for election, and unless the Board of Directors shall reduce the size of the Board to a number which shall be equal to the number of nominees who are able and willing to serve, the persons named in the proxy will vote for a substitute nominee who will be designated by the Board of Directors.

PROCEDURES FOR NOMINATION OF DIRECTORS
Under Horizon's by-laws, nominations for election to the Board of Directors may be made by the Board of Directors or by any shareholder of any outstanding class of capital stock of Horizon entitled to vote for the election of directors. Horizon does not have a Nominating Committee of the Board of Directors. Nominations by any shareholder must be made in writing and must be delivered to the President of Horizon not less than 30 days nor more than 50 days prior to any meeting of shareholders called for the purpose of electing directors and must include certain detailed information and representations with respect to such nominee as specified in the by-laws. Nominations not made in accordance with the by-laws may be disregarded by the chairman of the meeting, in his discretion, and upon his instructions, the vote tellers may disregard all votes cast for any such nominee. A complete copy of the applicable provision of the by-laws will be available upon request to the President of Horizon.


                MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

During 1999, Horizon's Board of Directors held twelve meetings. All Horizon directors attended 75% or more of the aggregate of the meetings of the Board of Horizon, Bank and all committees upon which the Directors serve except for Dale
W. Alspaugh. Horizon does not have any standing committees of its own. However, the Bank Board of Directors has, among others, an Audit Committee and Compensation Committee, which also serve as such for Horizon, The Loan Store, Inc., a consumer finance subsidiary of Horizon, Horizon Trust & Investment Management, N.A., an investment management subsidiary of Bank and Horizon Insurance Services, Inc., an insurance agency subsidiary of Bank.

The Audit Committee, whose members at December 31, 1999 were Russell L. Arndt, Chairperson, Dale W. Alspaugh, Robert E. McBride, Larry N. Middleton, Robert E. Swinehart and Bruce E. Rampage (director of Bank), met four times in 1999. Robert C. Dabagia and Craig M. Dwight were ex officio members of the Audit Committee. The purpose of the Committee is to assist the Board of Directors in fulfilling its statutory and fiduciary responsibilities with respect to examinations of Bank and affiliates and the monitoring of accounting, auditing and financial reporting practices. The Committee reviews the internal audit program of Bank and recommends to the Board of Directors the engagement of an outside auditing firm.

The Compensation Committee, whose members at December 31, 1999 were Robert E. McBride, Chairperson, Dale W. Alspaugh, George R. Averitt, Robert C. Dabagia, Craig M. Dwight, Larry N. Middleton, Bruce E. Rampage (director of Bank) and Spero W. Valavanis (director of Bank) met four times in 1999. The Committee reviews all salary and employee benefit issues relating to employees and directors of Bank and its affiliates.

                          EXECUTIVE OFFICERS OF BANCORP

The following information is provided with respect to executive officers of Horizon with all share information as of February 29, 2000:

                                      SHARES     PERCENT
                                   BENEFICIALLY     OF      OFFICE AND BUSINESS EXPERIENCE DURING THE
NAME                         AGE    OWNED (1)      CLASS    PAST FIVE YEARS
----------------------------------------------------------------------------------------------------------------------------------
Robert C. Dabagia            61     27,590(2)        3.87%  Chairman and Chief Executive Officer, Horizon and Chairman, Bank,
                                                            since December 15, 1998; President and Chief
                                                            Administrative Officer, Horizon and Bank from 1986 to
                                                            retirement on December 31, 1996.
Craig M. Dwight              43      6,232 (3)       0.88%  President and Chief Administrative Officer, Horizon and President
                                                            and Chief Executive Officer, Bank since December, 1998; Executive
                                                            Vice President and Chief Executive Officer, Horizon and Bank since
                                                            October, 1998; Vice President and Senior Lender, Bank since 1997;
                                                            Vice President and Senior Commercial Lender, Bank since 1990.
Diana E. Taylor              35      2,723 (4)       0.38%  Senior Vice President and Chief Financial Officer, Horizon and Bank
                                                            since 1998;  Vice President and Chief Financial Officer, Horizon and
                                                            Bank since 1995; Senior Auditor, Bank since 1991.
Lawrence J. Mazur            51      5,489 (5)       0.77%  President, Horizon Trust & Investment Management, N.A. since
                                                            December 1998; President, Financial Planning and Management
                                                            Corporation since 1994; Self employed Attorney and CPA since 1993.
Thomas H. Edwards            47      1,000           0.14%  Executive Vice President and Senior Lender, Horizon and Bank since
                                                            May 1999, Executive of Loan Management Services, Crowe, Chizek and
                                                            Company, LLP since 1993.
James D. Neff                40        500           0.07%  Senior Vice President, Mortgage Warehousing Division, Bank since
                                                            October 1999; Vice President, Mortgage Warehousing Division, Civitas
                                                            Bank (formerly Pinnacle Bank) since 1997;  Vice President, Community
                                                            Bank since 1991.

(1) The information shown regarding shares beneficially owned is based upon information furnished to Horizon by the individuals listed. The nature of beneficial ownership, unless otherwise noted, represents sole or shared voting or investment power.

(2) Shares indicated as beneficially owned by Mr. Dabagia include 12,000 shares of vested stock options granted under the 1987 Stock Option and Stock Appreciation Rights Plan ("1987 Plan") of Horizon,

(3) Shares indicated as beneficially owned by Mr. Dwight include 1,200 shares of vested stock options granted under the 1987 Stock Option and Stock Appreciation Rights Plan ("1987 Plan") of Horizon, 2,100 shares of vested stock options granted under the 1997 Stock Option and Stock Appreciation Rights Plan ("1997 Plan") of Horizon and 2,932 shares held by Horizon's Employee Stock Ownership Plan ("ESOP").

(4) Shares indicated as beneficially owned by Ms. Taylor include 1,000 shares of vested stock options granted under the 1997 Stock Option and Stock Appreciation Rights Plan ("1997 Plan") of Horizon and 1,723 shares held by Horizon's Employee Stock Ownership Plan ("ESOP").

(5) Shares indicated as beneficially owned by Mr. Mazur include 4,000 shares owned by Financial Planning and Management Corporation of which Mr. Mazur is the 100% shareholder and has full investment power and 1,200 shares of vested stock options granted under the 1997 Stock Option and Stock Appreciation Rights Plan ("1997 Plan") of Horizon

All of Horizon's executive officers hold office for a term of one year (see "Executive Compensation and Other Information").

                      REPORT OF THE COMPENSATION COMMITTEE
                                DECEMBER 31, 1999

The Compensation of all elected officers of the Horizon and subsidiaries, including that of the Chief Executive Officer, is set annually by the outside directors who are members of the Compensation Committee of Bank's Board of Directors ("Committee"). The outside director membership of the Committee is generally comprised of six outside directors. The appointment of outside directors to the Committee is rotated.

Compensation is composed of several segments which include base salary, short-term incentives and long-term incentives. The Committee compares all management compensation, including that of the Chief Executive Officer, to the compensation paid to managers holding the same position in similar financial institutions. Data for this comparison comes from a variety of independent and credible sources with the principal data contained in an annual study published by the Bank Administration Institute ("BAI").

SALARIES
All salaries, including that of the Chief Executive Officer, are governed by Horizon's formal salary administration program in which all salary decisions are subject to detailed annual performance reviews. Each year, the salary administration program is updated and the salary of each member of Horizon is compared to those salaries being paid to like positions in similar size organizations. Salary ranges for each position in Horizon are then computed from that data. In general, the highest salary that would be allowable by Horizon is below the highest salary for that position as reported in the BAI data. In 1999, the highest computed salary allowable for the Chief Executive Officer was $235,000 and the actual salary paid was $180,000 or 77% of the maximum allowable under the Bank's salary administration program.

SHORT TERM INCENTIVE PROGRAMS
All employees are covered by a short-term incentive compensation program which provides for the payment of annual bonuses. A bonus program was approved for the years 1987 and 1992 through 1999; no bonus plan was established for 1988 through 1991. In addition, no officer bonuses were paid under the programs approved in 1987, 1992, 1995, 1997, 1998 and 1999. The bonus program is based on a pool of funds, which, in turn, is based on Horizon's return on assets for the year. A return on assets which is below a predetermined level will result in no funding being made to the bonus program. Funds from the pool are distributed to the participants under a formula which considers both their salary for that year and their performance rating. All employees can qualify to participate in the bonus program; however, if an individual's performance rating is below a predetermined level, he or she will not be eligible to receive a bonus.

Horizon sponsors other short-term incentive compensation programs for all employees. These programs are generally structured as sales incentive programs which are either nominal or material in value. If a payment under the program is of only nominal value, it typically is paid in addition to the normal salary earned by the employee. However, if the program can result in material payments, such payments are typically made in lieu of a discounted portion of both the normal salary increase earned and the annual bonus program. In this instance, the employee loses the discounted portion of the salary increase and annual bonus even if he or she does not earn any commissions under the applicable sales incentive program. Neither the Chairman (Chief Executive Officer) nor the President (Chief Administrative Officer) are permitted to participate in any of the sales incentive programs.

LONG TERM INCENTIVE PROGRAMS/STOCK OPTIONS
Horizon's long-term incentive program is based on stock options. Stock options are granted to encourage and facilitate personal stock ownership by executive officers and thus strengthen their personal commitment to Horizon and gain a longer-term perspective in their managerial responsibilities. This component of an executive officer's compensation directly links the officer's interests with Horizon's shareholders. Horizon also recognizes that stock options are a necessary element of a competitive compensation program. The program utilizes vesting periods to encourage key employees to continue in the employ of Horizon and thereby acts as a retention device for key employees. All options granted under this program include tandem stock appreciation rights ("SARs").

PERFORMANCE REVIEWS
The Committee conducts an annual review of the performance of the Chairman (Chief Executive Officer) and the President (Chief Administrative Officer) who are the senior executive officers of Horizon. In conducting its review, the Committee considers a variety of performance factors in analyzing the compensation of each of these executive officers. These factors generally include traditional financial results and indicators such as revenues, expenses, assets, credit issues, reserves, earnings and ratios such as return on equity, loans to deposits and other significant factors and performance indicators. The financial services business is complex and is undergoing changes which generate uncertainties about future events. The Chairman and the President must provide guidance and leadership in nearly all aspects of this dynamic enterprise. In the process, however, they are not expected to work alone. The performance evaluation recognizes that programs initiated at the top level of an organization are not quick fixes, nor should they be. These programs are generally long term in nature, bringing benefit to Horizon over many years. For those reasons, the Committee also focuses on the following issues in determining performance levels for the Chairman and the President: quality of the organization, service delivery characteristics, quality of service, leadership in the community, and risk management. Compensation levels are also affected by changes in responsibilities and duties of executive officers over time and may be adjusted more or less frequently than annually when circumstances warrant.

There are several additional criteria against which the performance of the Chairman, the President and other executive officers are measured in setting their annual compensation. Among these are the continued growth and development of our investment management business, a very major portion of our enterprise; efficient and cost effective use of technology; the management of change; development of existing and new services; recruitment of and development of skilled people in the organization; team building; operating cost controls; improvement of fee income; ability to meet increased competition; performance of Horizon's investment portfolio; ongoing development of Horizon's information systems; and a broad variety of financial services industry and management functions that are typical of a well-managed organization. All management compensation, including that of the Chairman, President and the other executive officers, is performance related.

COMPENSATION COMMITTEE MEMBERSHIP
Mr. Dabagia, Chairman (Chief Executive Officer) of Horizon, and Mr. Dwight, President (Chief Administrative Officer) of Horizon, are members of the Committee but do not participate in the Committee's evaluations of their performances or in voting on their compensation. As members of the Committee, they participate in reviewing the performance of other officers, engage in the discussion of non-compensation human resource related issues, provide technical assistance to the Committee, provide liaison between the Committee and management and undertake to enact the decisions of the Committee on its behalf. On occasion, Ms. Judy Dodge, Vice President of Human Resources, also engages in many of the above duties, but is not a voting member of the Committee.

No other officers, employees, former officers or employees of Horizon or individuals requiring disclosure under Item 404 of Regulation S-K are voting members of the Committee. In addition, there are no executive officer/director interlocks in which an executive officer/director of one company serves on the compensation committee of another company, which itself has an executive officer/director serving on the first company's board of directors or compensation committee.

Robert E. McBride, Chairperson      Dale W. Alspaugh    George R. Averitt    Robert C. Dabagia

Craig M. Dwight                     Larry N. Middleton  Bruce E. Rampage *   Spero W. Valavanis *




------------------------------------
*  Directors of Bank

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY COMPENSATION TABLE
The following information is provided with respect to compensation paid by Bank to each executive officer of Horizon and/or Bank in 1999 whose compensation exceeded $100,000.

                            ---------- Annual Compensation-----------------      --------------------Long-term Compensation--------
                                                                                 ------Awards---------  ---------Payouts-----------
                                                                                            Securities
                                                               Other Annual      Restricted Underlying    LTIP       All Other
Name and                               Salary ($)  Bonus ($)   Compensation        Stock     Options/    Payouts   Compensation
Principal Position              Year     (1) (2)    (1) (3)        (4)            Award(s)   SARs (#)      ($)          (5)
------------------              ----     -------    -------        ---            --------   --------      ---          ---
Robert C. Dabagia               1999    $180,000       --          --               --         --          --           --
  Chairman and                  1998       --          --         $55,000 (6)       --         --          --           --
  Chief Executive Officer       1997       --          --         $40,000 (6)       --         --       $349,725        --

Craig M. Dwight                 1999    $160,000       --            $591           --       17,500        --           $78,054
  President and Chief           1998    $106,408       --            $502           --        3,000        --           $12,481
  Administrative Officer        1997     $91,741      $3,552         $359           --         --          --            $3,670

Lawrence J. Mazur               1999    $130,000       --          $1,223           --        6,000        --           $16,250
  President - Horizon Trust     1998       --          --          --               --         --          --           --
  & Investment Management       1997       --          --          --               --         --          --           --

(1) Salary and benefit numbers included herein for years have been restated to indicate actual paid, and actual deferred compensation pursuant to each category of payment.

(2) Includes salary amounts paid and salary amounts deferred by the individual named pursuant to Horizon's Thrift Plan and Supplemental Executive Retirement Plan ("SERP").

(3) Includes bonus amounts paid and bonus amounts deferred by the individual named pursuant to Horizon's Thrift Plan and SERP.

(4) Includes a portion of the group term life insurance premium taxable to the individual named.

(5) Includes Horizon's contribution to Horizon's ESOP and it's matching contribution to the Thrift Plan and SERP.

(6) These amounts reflect directors fees paid to Mr. Dabagia for the duties he performed as Vice Chairman of the Board as he was not compensated as an employee during these years.


--------------------------------------------------------------------------------

EMPLOYMENT AGREEMENTS
Messrs. Mazur and Neff are each parties to Employment Agreement with Horizon which provides for their continued services as President of Horizon Trust & Investment Management and Senior Vice President, Mortgage Warehousing Division, respectively. Mr. Mazur's agreement expires on December 31, 2003 and Mr. Neff's agreement expires on December 31, 2001. These contracts are not renewable. Under the Agreements, Messrs. Mazur and Neff receive minimum benefits and are paid salaries and bonuses agreed upon at their date at hire. If Mr. Mazur's employment is terminated for reasons other than "cause", as defined in the Agreement, he will continue to receive his basic annual compensation for a period of two years. Upon change of control of Horizon, the Mr. Mazur is entitled to continuation of his salary for three years. If Mr. Neff's employment is terminated for reasons other that "cause", as defined in the Agreement, or upon change of control of Horizon, he will continue to receive his basic annual compensation through the end of his Agreement.

Messrs. Dwight and Edwards and Ms. Taylor are parties to Change of Control Agreements with Horizon. These agreements provide that upon change of control, the individual will receive payment of two times his/her then current salary rate at that time.

AGGREGATE OPTION/SAR EXERCISES IN THE LAST FISCAL YEAR AND YEAR-END OPTION/SAR VALUES
The following table sets forth the number of shares acquired on exercise of stock options and the aggregate gains realized on exercise in 1999 by Horizon's executive officers named in the Summary Compensation Table. The table also sets forth the number of shares covered by exercisable and unexercisable options held by such executives on December 31, 1999.

                                                                 Number of Shares Covered          Value of Unexercised In-The
                                                              by Unexercised Options/SARs on        Money Options/SARs as of
                          --Shares Acquired--                 ------------12/31/99----------       -----------12/31/99 (2)-----
                               On Exercise          Value
Name                           During 1999       Realized (1)    Exercisable     Unexercisable       Exercisable  Unexercisable
----                           -----------       ------------    -----------     -------------       -----------  -------------
Robert C. Dabagia                  -0-               -0-            12,000            -0-           $130,500           -0-
Craig M. Dwight                    -0-               -0-             1,800           9,900           $33,600           -0-
Lawrence J. Mazur                  -0-               -0-                -0-          6,000             -0-             -0-

(1) Market value on the date of exercise of shares covered by options exercised, less option exercise price.

(2) Market value of shares covered by in-the-money options on December 31, 1999 less option exercise price. Options are in-the-money if the market value of shares covered thereby is greater than the option exercise price.

COMPENSATION OF DIRECTORS
Horizon paid its non-employee directors $15,000 each for their services in 1999. Active employees of Horizon and/or Bank receive no separate compensation for their services as directors. There is no additional compensation for meetings of committees of the Board, special assignments or special meetings.

DIRECTORS' DEFERRED COMPENSATION PLAN
Horizon sponsors a Directors' Deferred Compensation Plan, which allows Directors of Horizon and Bank who are not also employees to elect to defer the receipt of fees for their services. Earnings on fees deferred under the plan are based on the performance of investments selected by the participating director. Payments of deferred fees are made to participants or their beneficiaries in a lump sum or monthly installments upon death or disability of the participants, or as designated by participants. Participants have no rights to amounts deferred other than rights as general creditors of Horizon.

PERFORMANCE GRAPH

                 Comparison of Five Year Cumulative Total Return
                Among Horizon Bancorp Common Stock, S&P 500 Index
                            and Bank Composite Index

                     (Total return assumes $100 invested on
                   January 1, 1995 with reinvested dividends)

                             ----------------------
                                STOCK PERFORMANCE

                             FIVE YEAR TOTAL RETURN
                             ----------------------

                                  [LINE GRAPH]


                                1995        1996          1997           1998            1999
                                ----        ----          ----           ----            ----
Horizon Bancorp                $112.92     $152.62       $194.31        $172.54        $152.31
S&P 500 Index                   137.58      169.17        225.60         289.53         350.00
Bank Composite Index            159.35      225.56        325.82         347.18         303.09
SNL Banks < $500 Million        136.80      176.08        200.16         174.07         153.69


The comparison of total return on investment (change in December year end stock price plus reinvested dividends) for each of the periods shown, assumes that $100 was invested on December 31, 1994 in each of Horizon Common Stock, the Standard and Poor 500 Index, the Standard and Poor Bank Composite Index and SNL Composite of Banks with assets less than $500 million. Other companies in the Standard and Poor indices are in general larger than Horizon, with greater market capitalization, and with shares which trade on a national exchange. Horizon's shares are not traded on any exchange and trade only infrequently in the over-the-counter market. Information with respect to the market price of Horizon's shares was provided by ABN AMRO, the principal market maker for the shares, and does not include mark-ups, mark-downs or commissions and may not reflect either actual trades or all trades which occur.

TRANSACTIONS WITH MANAGEMENT
Directors and executive officers of Horizon and their associates were customers of, and have had transactions with, Bank in the ordinary course of business during 1999. Comparable transactions may be expected to take place in the future. During 1999, various directors and officers of Horizon and their respective associates were indebted to Bank from time to time. These loans were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than normal risk of collectibility or present other unfavorable features.

EMPLOYEE STOCK OWNERSHIP PLAN
On July 20, 1999, the Board of Directors of Horizon Bancorp authorized the termination of the Horizon Bancorp Employee Stock Ownership Plan ("ESOP"). This decision was based upon a thorough financial analysis of the impact this plan has had on the earnings and capital of Horizon since it's inception and the expected future impact retaining this plan would likely have on Horizon. On December 31, 1999 the debt owed by the ESOP was repaid with the proceeds from the sale of a portion of the unallocated shares to Horizon Bancorp. The remaining unallocated shares will be allocated to the accounts of participants. Upon the termination of the ESOP, effective March 31, 2000, the shares allocated to participants accounts will be transferred to the newly created Horizon Bancorp Employees' Stock Bonus Plan which will own approximately 24% of the outstanding shares.

For the year ended December 31, 1999, $792,648 was contributed to the ESOP, of which $0 in value of Horizon Common Stock was allocated to the account of Mr. Dabagia, $25,520 in value of Horizon Common Stock was allocated to the account of Mr. Dwight, a total of $42,852 in value of Horizon Common Stock allocated to accounts of all executive officers as a group (six individuals, including the above two). The accounts of Messrs. Dabagia and Dwight under the ESOP are 100% vested.

THRIFT PLAN
The Horizon Bancorp Employee's Thrift Plan (Plan) provides that all employees with the requisite hours of service are eligible for the Plan. The Bank fully matches the first 2% and 50% of the subsequent 4% of individual employee contributions. Employee elective salary deferrals are vested at all times and the Bank contributions are fully vested after six years.

For the year ended December 31, 1999, Bank contributed $196,000 to the Thrift Plan of which $0 was allocated to the account of Mr. Dabagia, $4,185 was allocated to Mr. Dwight, a total of $7,906 was allocated to the accounts of all executive officers as a group (six individuals, including the above two). The accounts of Messrs. Dabagia and Dwight under the Thrift Plan, are 100% vested.

1987 STOCK OPTION AND STOCK APPRECIATION RIGHTS PLANS
Awards under the 1987 Stock Option and Stock Appreciation Rights Plan of Horizon Bancorp, ("1987 Plan") were made by the Compensation Committee, exclusive of those members who were eligible to participate in the 1987 Plan (the "Committee"). The Committee selected any key employee of Horizon or Bank to participate in the 1987 Plan. Awards were granted from time to time until January 20, 1990 when the 1987 Plan terminated pursuant to its terms. A maximum of 85,000 shares of Horizon Common Stock could have been issued under the 1987 Plan. However, less than that number of shares of Horizon Common Stock were issued under the 1987 Plan. On December 18, 1990, the Board adopted resolutions which authorized the Committee to grant new options and SARs, solely to non-executive officers, to receive up to 10,000 shares of Horizon Common Stock. The Board authorized the grants under the same terms and conditions as the 1987 Plan. All of the options and SARs authorized by the Board resolutions were granted on January 28, 1991. At December 31, 1999, options to purchase 17,100 shares of Horizon Common Stock were outstanding under the 1987 Plan and the 1990 Board resolutions, and 66,800 SARs have been exercised thereunder.

Awards under the 1987 Plan and the Board's 1990 resolutions include non-qualified stock options ("NSOs") and SARs. SARs were granted only in conjunction with NSOs. An award cannot be exercised by a recipient until one year after grant. Thereafter, after the first year and through the second year from the date of award, an option may be exercised as to not more than 20% of the total option shares; through the third year as to not more than 40% of the total option shares; through the fourth year as to not more than 60% of the total option shares; through the fifth year as to not more than 80% of the total option shares; and during the sixth year and any time thereafter (during the remaining term of the option) all or part of the option shares may be exercised. Upon the death of the recipient, the option is exercisable in full within one year from the date of the recipient's death. In the event of a change of control of Horizon (as defined) all outstanding options may be exercised immediately.

1997 STOCK OPTION AND STOCK APPRECIATION RIGHTS PLAN
On December 17, 1996, the Board adopted, subject to shareholder approval, the 1997 Key Employees' Stock Option and Stock Appreciation Rights Plan of Horizon Bancorp ("1997 Plan"). In connection therewith, the Board reserved for issuance, subject to shareholder approval, 90,000 shares of Horizon Common Stock. On May 29, 1997, Horizon shareholders approved the 1997 Plan and the reservation of 90,000 shares for issuance thereunder. The 1997 Plan provides for the granting of NSOs, SARs and "incentive stock options" ("ISOs"). NSOs and ISOs may be granted with or without SARs under the 1997 Plan. The Committee is responsible for administering the 1997 Plan. NSOs and SARs may be granted under the 1997 Plan for a period of twenty (20) years commencing January 1, 1997; ISOs may be granted for a period of ten (10) years commencing January 1, 1997.

OPTIONS/SAR GRANTS IN THE LAST FISCAL YEAR
The following information is provided with respect to stock options/stock appreciation rights granted to each executive officer of Horizon and/or Bank in 1999.

                                  Number of              % of Total
                                  Securities            Options/SARs     Exercise
                                  Underlying             Granted to       or Base
                                 Options/SARs           Employees in       Price          Expiration          Grant Date
             Name                Granted (#)            Fiscal Year       ($/sh)             Date              Value ($)
             ----                -----------            -----------       ------             ----              ---------
Craig M. Dwight                           7,500             28%           $50.25       February 16, 2019            $98,175
Lawrence J. Mazur                         6,000             22%           $50.00       February 22, 2019            $67,380


                         INDEPENDENT PUBLIC ACCOUNTANTS

Olive LLP served as Horizon's independent auditors for 1999. The services performed by Olive LLP in this capacity included conducting an examination in accordance with generally accepted auditing standards and expressing an opinion on Horizon's 1999 consolidated financial statements. The Board of Directors has selected Olive, LLP as the Independent Public Accountants for the year ending December 31, 2000. It is expected that representatives of Olive, LLP will be present at the Annual Meeting.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Horizon's executive officers, directors, and owners of more than 10% of Horizon Common Stock are required to file reports of their ownership and changes in ownership of Horizon Common Stock with the Securities and Exchange Commission. Copies of these reports must also be furnished to Horizon. Based solely upon a review of copies furnished to Horizon, through the date of this Proxy Statement, or written representation that no reports were required, Horizon believes that through 1999, all filing requirements of the Securities and Exchange Commission applicable to Horizon's executive officers, directors and 10% shareholders related to stock ownership were completed.

                  SHAREHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

Any shareholder who intends to present a proposal for action at Horizon's 2001 annual meeting of shareholders through the inclusion of such proposal in Horizon's Proxy Statement relating to that meeting must furnish Horizon such proposal in writing together with notification of such intention no later than December 4, 2000, in order to be considered for inclusion in next year's Proxy Statement. Any other matters requrested by a shareholder to be addressed, although not included in the Proxy Statement, shall be considered untimely if not presented in writing to Horizon by February 18, 2001.

                                  OTHER MATTERS

Management does not intend, and presently knows of no intention by any other person, to present at the meeting any action by shareholders other than as set forth herein. However, the enclosed proxy confers discretionary authority with respect to the transaction of any other business that may properly come before the meeting and it is the intention of the persons named in the proxy to vote in their discretion on any such matter. Management is not aware of any other matters to be presented at the meeting.

Insofar as any of the information in this Proxy Statement may rest peculiarly within the knowledge of persons other than Horizon, Horizon relies upon information furnished by others for the accuracy and completeness thereof.

WE STRONGLY URGE YOU TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY AT THE EARLIEST POSSIBLE DATE EVEN THOUGH YOU PLAN TO ATTEND THE MEETING. IN THE EVENT YOU DO ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.






                                                 /s/ Diana E. Taylor

                                                 Diana E. Taylor
                                                 Secretary/Treasurer

Michigan City, Indiana
April 3, 2000


                            AVAILABILITY OF FORM 10-K

A COPY OF HORIZON'S ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS AVAILABLE TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO DIANA E. TAYLOR, CHIEF FINANCIAL OFFICER OF HORIZON, AT 515 FRANKLIN SQUARE, MICHIGAN CITY, INDIANA 46360.

PROXY                           HORIZON BANCORP
                  515 FRANKLIN SQUARE, MICHIGAN CITY, IN 46360
            THIS PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, hereby appoints Mary McColl and Catherine Tempel, or either of them, as Proxies, each with the power to appoint her substitute, and hereby authorizes them to represent and to vote, as designated below, all shares of common stock of Horizon Bancorp, which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on Thursday, May 4, 2000 at 10:00 a.m. (local time), at the Holiday Inn, 5820 S. Franklin Street, Michigan City, Indiana, or any adjournment thereof, on the following matters:

1. Election of Three Directors
   [ ]  For all nominees listed below (except as marked to the contrary below)
   [ ]  Withhold authority to vote for all nominees listed below
        Nominees for Terms to Expire in 2003:
        Robert C. Dabagia, Bruce E. Rampage, and Spero W. Valavanis (INSTRUCTION: To withhold authority to vote for any individual, write the nominee's name on the space provided below.)

--------------------------------------------------------------------------------
2. In their discretion, on such other business as may properly be brought before the Annual Meeting or any adjournment thereof.
ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING, THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE BEST JUDGEMENT OF THE ABOVE-STATED PROXIES.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR THE THREE NOMINEES STATED ABOVE.
                    Please sign on the reverse side thereof

                          (Continued from other side)

Please sign exactly as name appears below. If there are two or more owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                   Date _______________________ , 2000

                                   ___________________________________
                                                (Signature)

                                   ___________________________________
                                       (Signature if held jointly)

                                   Your vote is important. Please mark, sign,
                                   date and return this Proxy promptly using the enclosed envelope.
================================================================================
Please indicate your intentions of attending the meeting on May 4, 2000 by completing the section below.

[ ] I WILL attend the Annual Meeting.  [ ] I WILL NOT attend the Annual Meeting.
    Number of Persons attending will be _______